EXHIBIT 99.1
Yext, Inc. Announces Fourth Quarter and Full Year Fiscal 2020 Results

–Full Year Fiscal 2020 Revenue Increased 31% Year-over-Year to $298.8 Million
–Full Year Fiscal 2020 International Revenue Increased 72% Year-over-Year to $53 Million
–Unearned Revenue Increased 30% Year-over-Year to $176.8 Million
–Customer Count Increased 38% Year-over-Year to Over 1900
–Structured Facts in the Yext Knowledge Graph Increased 49% Year-over-Year Exceeding 277 Million
–Issues Initial Revenue Guidance for First Quarter and Fiscal 2021

NEW YORK, March 3, 2020 /PRNewswire/ -- Yext, Inc. (NYSE: YEXT), the Search Experience Cloud company, today announced its results for the three months ended January 31, 2020, or the Company's fourth quarter of fiscal 2020, and the fiscal year ended January 31, 2020.
“We had a stunning Q4 and solid end to our fiscal year 2020. We have a terrific platform of products driving strong demand across the board,” said Howard Lerman, Founder and Chief Executive Officer of Yext. “For more than a decade, we have innovated to put the truth online by putting perfect answers about our customers everywhere. We are excited to enter fiscal year 2021 with a solid platform of products and the most tenured sales team in Yext history.”

Note to the reader: Yext adopted the revenue accounting standard ASC 606 for its fiscal year ended January 31, 2019 and the results for all periods presented below are reported on that basis.
Fourth Quarter Fiscal 2020 Highlights:
•Revenue of $81.4 million, a 28% increase compared to the $63.8 million reported in the fourth quarter fiscal 2019.
•Gross Profit of $60.5 million, a 26% increase compared to the $48.1 million reported in the fourth quarter fiscal 2019. Gross margin of 74.3% compared to 75.5% reported in the fourth quarter fiscal 2019.
•Net Loss and Non-GAAP Net Loss:
•Net loss of $30.6 million, compared to the net loss of $15.5 million in the fourth quarter fiscal 2019. The increased net loss was driven primarily by higher operating expenses, due to an overall increase in employee-related costs, as well as the impact of new lease arrangements, including New York, NY.
•Non-GAAP net loss of $13.7 million, compared to the non-GAAP net loss of $3.2 million in the fourth quarter fiscal 2019. The increase in non-GAAP net loss was primarily attributable to the higher operating expenses as described above.
•Net Loss Per Share and Non-GAAP Net Loss Per Share:
•Net loss per share of $0.27 in the fourth quarter fiscal 2020 compared to net loss per share of $0.15 in the fourth quarter fiscal 2019.
•Non-GAAP net loss per share of $0.12 in the fourth quarter fiscal 2020 compared to non-GAAP net loss per share of $0.03 in the fourth quarter fiscal 2019.
•Net loss per share and non-GAAP net loss per share were based on 115.2 million and 101.4 million weighted-average basic shares outstanding for the fourth quarter fiscal 2020 and fiscal 2019, respectively.
•Balance Sheet: Cash and cash equivalents of $256.1 million as of January 31, 2020. Unearned revenue of $176.8 million as of January 31, 2020, a 30% increase compared to $135.5 million as of January 31, 2019.
•Remaining Performance Obligations ("RPO"): RPO of $328.1 million as of January 31, 2020. RPO expected to be recognized over the next 24 months of $309.7 million, with the remaining balance expected to be recognized thereafter. RPO does not include amounts under contract subject to certain accounting exclusions.
•Cash Flow: Net cash provided by operating activities of $11.7 million for the fourth quarter fiscal 2020, compared to net cash provided by operating activities of $30.8 million for the same period of fiscal 2019.

Full Year Fiscal 2020 Highlights:
•Revenue of $298.8 million, a 31% increase compared to the $228.3 million reported in the fiscal year ended January 31, 2019.
•Gross Profit of $221.8 million, a 30% increase compared to the $170.9 million reported in the fiscal year ended January 31, 2019. Gross margin of 74.2% compared to the 74.9% reported in the fiscal year ended January 31, 2019.
•Net Loss and Non-GAAP Net Loss:
•Net loss of $121.5 million, compared to the net loss of $74.8 million in the fiscal year ended January 31, 2019. The increased net loss was driven primarily by higher operating expenses, due to an overall increase in employee-related costs, as well as the impact of new lease arrangements, including New York, NY.
•Non-GAAP net loss of $53.8 million, compared to the non-GAAP net loss of $30.6 million in the fiscal year ended January 31, 2019. The increase in non-GAAP net loss was primarily attributable to the higher operating expenses as described above.
•Net Loss Per Share and Non-GAAP Net Loss Per Share:
•Net loss per share of $1.09 in the fiscal year ended January 31, 2020, compared to net loss per share of $0.76 in the fiscal year ended January 31, 2019.
•Non-GAAP net loss per share of $0.48 in the fiscal year ended January 31, 2020, compared to non-GAAP net loss per share of $0.31 in the fiscal year ended January 31, 2019.
•Net loss per share and non-GAAP net loss per share were based on 111.8 million and 98.4 million weighted-average basic shares outstanding for the fiscal year ended January 31, 2020 and 2019, respectively.
•Cash Flow: Cash used in operating activities of $30.8 million for the fiscal year ended January 31, 2020, compared to cash provided by operating activities of $5.2 million for the fiscal year ended January 31, 2019.
Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release.
Recent Business Highlights:
•Customer count, which excludes our small business and third-party reseller customers, increased 38% year-over-year to over 1900.
•Announced our new office in Tokyo, Japan and plans to hire 100 employees in the country over the next five years.
•Appointed Norihiro Shimogaki as President and COO of Yext Japan, effective February 1, 2020. Shimogaki brings more than three decades of experience at leading technology companies to Yext, where he will lead the company’s strategy in Japan in partnership with President and CEO of Yext Japan, Eiji Uda.

Financial Outlook:
Yext is also providing the following guidance for its first fiscal quarter ending April 30, 2020 and the fiscal year ending January 31, 2021.
•First Quarter Fiscal 2021 Outlook:
•Revenue is projected to be $85.0 million to $87.0 million.
•Non-GAAP net loss per share is projected to be $0.14 to $0.11, which assumes 116.7 million weighted-average basic shares outstanding.
•Full Year Fiscal 2021 Outlook:
•Revenue is projected to be $378.0 million to $382.0 million.
•Non-GAAP net loss per share is projected to be $0.50 to $0.45, which assumes 119.5 million weighted-average basic shares outstanding.

Conference Call Information
Yext will host a conference call today at 4:30 P.M. Eastern Time (1:30 P.M. Pacific Time) to discuss its financial results with the investment community. A live webcast of the call will be available on the Yext Investor Relations website at http://investors.yext.com. A live dial-in is available domestically at (877) 883-0383 and internationally at (412) 902-6506, passcode 1335406.
A replay will be available domestically at (877) 344-7529 or internationally at (412) 317-0088, passcode 10139053, until midnight (ET) March 10, 2020.
About Yext
The customer journey starts with a question, and every day consumers search for answers about brands. However, they are increasingly served false or misleading information from sources other than the brand. Yext (NYSE: YEXT), the Search Experience Cloud company, exists to help brands regain and maintain a direct relationship with their customers. With a mission to provide perfect answers everywhere, Yext puts businesses in control of their facts online by delivering brand verified answers straight from the source — wherever their customers are searching. Companies like Taco Bell, Marriott, Jaguar-Land Rover, and businesses around the world use Yext to take back control of the customer journey, starting on their own website.
Yext has been named a Best Place to Work by Fortune and Great Place to Work®, as well as a Best Workplace for Women. Yext is headquartered in New York City with offices in Amsterdam, Berlin, Chicago, Dallas, Geneva, London, Miami, Milan, Paris, San Francisco, Shanghai, Tokyo, and the Washington, D.C. area.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements including, but not limited to, statements regarding our revenue, non-GAAP net loss and shares outstanding for our first quarter fiscal 2021 and full year fiscal 2021 in the paragraphs under "Financial Outlook" above, hiring plans in Japan and other statements regarding our expectations regarding the growth of our company, our market opportunity and our industry. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential," "might," "would," "continue," or the negative of these terms or other comparable terminology. Actual events or results may differ from those expressed in these forward-looking statements, and these differences may be material and adverse.
We have based the forward-looking statements contained in this release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, strategy, short- and long-term business operations, prospects, business strategy and financial needs. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, our ability to renew existing customers and attract new customers; our ability to successfully expand and compete in new geographies and industry verticals; our ability to recruit and retain our sales force including in enterprise and midmarket; our ability to expand our publishing network;

our ability to develop new product and platform offerings to expand our market opportunity, including with Yext Answers; our ability to release new products and updates that are adopted by our customers; our ability to manage our growth effectively, weakened global economic conditions including from the effects of the coronavirus; the number of options exercised by our employees and former employees; and the accuracy of the assumptions and estimates underlying our financial projections. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are available at http://investors.yext.com and on the SEC's website at https://www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings we make with the SEC from time to time. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
The forward-looking statements made in this release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date hereof or to conform such statements to actual results or revised expectations, except as required by law.
Non-GAAP Measurements
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables include non-GAAP net loss, non-GAAP net loss per share and non-GAAP net loss margin. Non-GAAP net loss, non-GAAP net loss per share and non-GAAP net loss margin are financial measures that are not calculated in accordance with GAAP. We define these non-GAAP net loss financial measures as our GAAP net loss as adjusted to exclude the effects of stock-based compensation expenses. Non-GAAP net loss per share is defined as non-GAAP net loss on a per share basis. See "Reconciliation of GAAP to Non-GAAP Financial Measures" for a discussion of the applicable weighted-average shares outstanding. Non-GAAP net loss margin is defined as non-GAAP net loss divided by revenue. We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our results of operations. With respect to non-GAAP net loss margin, we believe this metric is useful in evaluating our profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense. We also believe these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics eliminate the effects of stock-based compensation, which may vary for reasons unrelated to overall operating performance.
We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board of Directors concerning our financial performance. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish this or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.
These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of non-GAAP net loss to net loss, non-GAAP net loss per share to net loss per share and non-GAAP net loss margin to net loss margin, the most closely related GAAP financial measures. However, we have not reconciled the non-GAAP guidance measures disclosed under "Financial Outlook" to their corresponding GAAP measures because certain reconciling items such as stock-based compensation and the corresponding provision for income taxes depend on factors such as the stock price at the time of award of future grants and thus cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available without unreasonable effort. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net loss and non-GAAP net loss per share in conjunction with net loss and net loss per share.

For Further Information Contact:
Investor Relations:
Dominic Paschel
IR@yext.com

Public Relations:
Amanda Kontor
PR@yext.com

YEXT, INC.
Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	January 31, 2020	January 31, 2019
Assets
Current assets:
Cash and cash equivalents	$256,076	$91,755
Marketable securities	—	51,021
Accounts receivable, net of allowances of $995 and $256, respectively	80,583	55,341
Prepaid expenses and other current assets	12,730	14,135
Costs to obtain revenue contracts, current	28,423	17,817
Total current assets	377,812	230,069
Restricted cash	12,100	—
Property and equipment, net	26,200	11,077
Operating lease right-of-use assets	111,973	—
Costs to obtain revenue contracts, non-current	26,051	18,366
Goodwill	4,534	4,660
Intangible assets, net	1,343	1,960
Other long term assets	3,607	996
Total assets	$563,620	$267,128
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$59,482	$44,236
Unearned revenue, current	176,806	135,544
Operating lease liabilities, current	8,640	—
Total current liabilities	244,928	179,780
Operating lease liabilities, non-current	115,187	—
Other long term liabilities	2,293	2,799
Total liabilities	362,408	182,579
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized at January 31, 2020 and 2019; zero shares issued and outstanding at January 31, 2020 and 2019	—	—
Common stock, $0.001 par value per share; 500,000,000 shares authorized at January 31, 2020 and 2019, respectively; 122,335,709 and 108,678,234 shares issued at January 31, 2020 and 2019, respectively; 115,830,375 and 102,172,900 shares outstanding at January 31, 2020 and 2019, respectively	122	109
Additional paid-in capital	636,008	398,882
Accumulated other comprehensive loss	(360)	(1,428)
Accumulated deficit	(422,653)	(301,109)
Treasury stock, at cost	(11,905)	(11,905)
Total stockholders’ equity	201,212	84,549
Total liabilities and stockholders’ equity	$563,620	$267,128

YEXT, INC.
Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2020	2019	2020	2019
Revenue	$81,378	$63,759	$298,829	$228,283
Cost of revenue	20,922	15,641	77,030	57,413
Gross profit	60,456	48,118	221,799	170,870
Operating expenses:
Sales and marketing	57,338	41,006	218,076	158,845
Research and development	13,842	9,228	49,445	36,098
General and administrative	19,839	14,107	77,231	51,572
Total operating expenses	91,019	64,341	344,752	246,515
Loss from operations	(30,563)	(16,223)	(122,953)	(75,645)
Interest income	687	487	4,099	1,711
Interest expense	(95)	(36)	(308)	(143)
Other expense, net	(194)	51	(1,285)	(538)
Loss from operations before income taxes	(30,165)	(15,721)	(120,447)	(74,615)
(Provision for) benefit from income taxes	(412)	261	(1,097)	(222)
Net loss	$(30,577)	$(15,460)	$(121,544)	$(74,837)

Net loss per share attributable to common stockholders, basic and diluted	$(0.27)	$(0.15)	$(1.09)	$(0.76)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	115,166,912	101,354,229	111,758,946	98,387,366

Other comprehensive income (loss):
Foreign currency translation adjustment	$197	$(97)	$1,197	$(75)
Unrealized (loss) gain on marketable securities, net	(169)	114	(129)	280
Total comprehensive loss	$(30,549)	$(15,443)	$(120,476)	$(74,632)

YEXT, INC.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Fiscal year ended January 31,
	2020	2019
Operating activities:
Net loss	$(121,544)	$(74,837)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	8,069	6,813
Provision for bad debts	1,246	492
Stock-based compensation expense	67,770	44,233
Amortization of operating lease right-of-use assets	11,124	—
Other, net	120	(83)
Changes in operating assets and liabilities:
Accounts receivable	(26,981)	(11,601)
Prepaid expenses and other current assets	268	(6,745)
Costs to obtain revenue contracts	(18,344)	(16,817)
Other long term assets	(2,629)	2
Accounts payable, accrued expenses and other current liabilities	8,267	17,626
Unearned revenue	42,345	47,004
Operating lease liabilities	(1,044)	—
Other long term liabilities	565	(847)
Net cash (used in) provided by operating activities	(30,768)	5,240
Investing activities:
Purchases of marketable securities	—	(52,916)
Maturities of marketable securities	51,197	86,320
Capital expenditures	(11,889)	(5,270)
Net cash provided by investing activities	39,308	28,134
Financing activities:
Proceeds from common stock offering, net of underwriting discounts and commissions	147,000	—
Payments of deferred offering costs	(530)	—
Proceeds from exercise of stock options	14,893	18,880
Payments of deferred financing costs	(260)	(159)
Proceeds, net from employee stock purchase plan withholdings	7,270	5,663
Net cash provided by financing activities	168,373	24,384
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(492)	(370)
Net increase in cash, cash equivalents and restricted cash	176,421	57,388
Cash, cash equivalents and restricted cash at beginning of period	91,755	34,367
Cash, cash equivalents and restricted cash at end of period	$268,176	$91,755
Supplemental reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets as of January 31,

(in thousands)	2020	2019
Cash and cash equivalents	$256,076	$91,755
Restricted cash	12,100	—
Total cash, cash equivalents and restricted cash	$268,176	$91,755

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended January 31, 2020
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$20,922	$(1,133)	$19,789
Gross profit	$60,456	$1,133	$61,589
Sales and marketing	$57,338	$(7,748)	$49,590
Research and development	$13,842	$(3,952)	$9,890
General and administrative	$19,839	$(4,020)	$15,819
Loss from operations	$(30,563)	$16,853	$(13,710)
Net loss	$(30,577)	$16,853	$(13,724)
Net loss margin	(37.6)%	20.7%	(16.9)%

	Three months ended January 31, 2019
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$15,641	$(883)	$14,758
Gross profit	$48,118	$883	$49,001
Sales and marketing	$41,006	$(6,189)	$34,817
Research and development	$9,228	$(2,464)	$6,764
General and administrative	$14,107	$(2,754)	$11,353
Loss from operations	$(16,223)	$12,290	$(3,933)
Net loss	$(15,460)	$12,290	$(3,170)
Net loss margin	(24.2)%	19.2%	(5.0)%

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Fiscal year ended January 31, 2020
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$77,030	$(4,115)	$72,915
Gross profit	$221,799	$4,115	$225,914
Sales and marketing	$218,076	$(31,421)	$186,655
Research and development	$49,445	$(13,212)	$36,233
General and administrative	$77,231	$(19,022)	$58,209
Loss from operations	$(122,953)	$67,770	$(55,183)
Net loss	$(121,544)	$67,770	$(53,774)
Net loss margin	(40.7)%	22.7%	(18.0)%

	Fiscal year ended January 31, 2019
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$57,413	$(2,915)	$54,498
Gross profit	$170,870	$2,915	$173,785
Sales and marketing	$158,845	$(22,519)	$136,326
Research and development	$36,098	$(8,475)	$27,623
General and administrative	$51,572	$(10,324)	$41,248
Loss from operations	$(75,645)	$44,233	$(31,412)
Net loss	$(74,837)	$44,233	$(30,604)
Net loss margin	(32.8)%	19.4%	(13.4)%

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share and per share data)
(Unaudited)

	Three months ended January 31,
	2020	2019
Net loss	$(30,577)	$(15,460)
Stock-based compensation expense	16,853	12,290
Non-GAAP net loss	$(13,724)	$(3,170)

Net loss per share attributable to common stockholders, basic and diluted	$(0.27)	$(0.15)

Stock-based compensation expense per share	0.15	0.12
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.12)	$(0.03)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	115,166,912	101,354,229

	Fiscal year ended January 31,
	2020	2019
Net loss	$(121,544)	$(74,837)
Stock-based compensation expense	67,770	44,233
Non-GAAP net loss	$(53,774)	$(30,604)

Net loss per share attributable to common stockholders, basic and diluted	$(1.09)	$(0.76)

Stock-based compensation expense per share	0.61	0.45
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.48)	$(0.31)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	111,758,946	98,387,366